NEWS RELEASE

Contact:    Kent Tyler                                     For Immediate Release
            Vice President Marketing                                May 17, 2005
            (620) 663-5551

            Collins Industries' Common Stock Delisted on May 16, 2005

Hutchinson, Kansas - Collins Industries, Inc. (Pink Sheets: "COLL") announced today that its common stock has been delisted from The Nasdaq National Market as of the opening of business May 16, 2005. The Company received a notice of such delisting on May 16, 2005 in a letter from the Nasdaq Stock Market dated May 12,
2005, stating that the Company had failed to timely file its Form 10-K for the fiscal year ended October 31, 2004 and Form 10-Q for the fiscal quarter ended
January 31, 2005, as required by Nasdaq Marketplace Rule 4310(c)(14). The Nasdaq
Listing Qualifications Panel (the "Panel") determined that when the Company becomes current with all of its SEC periodic reports, its shares may be relisted on The Nasdaq National Market under the maintenance standards for bid price of
$1.00 rather than the new listing standards for bid price of $5.00. In the meantime, the Company anticipates that its shares will be able to be traded on the Pink Sheets.

The Company's appeal to the Nasdaq Listing and Review Council (the "Listing
Council") dated April 26, 2005 is still pending. While the Company has not yet determined whether to request an additional appeal of the Panel's delisting determination dated May 16, 2005, the Panel's delisting determination will be included in the record for review by the Listing Council under the Company's original appeal.

Collins Industries, Inc. is a leading manufacturer of ambulances (including medical attack vehicles, rescue vehicles and fire emergency vehicles), North
America's largest producer of Type "A" small school buses, the nation's second largest manufacturer of terminal trucks and a leader in the road construction and industrial sweeper markets. Since 1971, the Company has grown to approximately 900 employees in six plants comprising over one million combined square feet of manufacturing space. The Company sells its products throughout the United States and abroad.

For more information on Collins Industries, Inc., visit Collins Industries,
Inc.'s website at http://www.collinsind.com.

This press release contains forward-looking information. The Company's expectations regarding the timing of the resolution of its workers compensation investigation and filing of its Annual Report on Form 10-K and quarterly report on Form 10-Q are examples of such forward-looking information. These statements can be identified by terminology such as the word "expects." The forward-looking statements are made pursuant to the safe harbor provisions of the Private
Securities Litigation Reform Act of 1995. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in the forward-looking statements due to certain risks and uncertainties, including, but not limited to, the availability of key raw materials, components and chassis, changes in funds budgeted by

Federal, state and local governments, changes in competition, various inventory risks due to changes in market conditions, changes in product demand, substantial dependence on third parties for product quality, interest rate fluctuations, adequate direct labor pools, development of new products, changes in tax and other governmental rules and regulations applicable to the Company, reliability and timely fulfillment of orders and other risks as indicated in the
Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date released or to reflect the occurrence of unanticipated events.
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Collins Industries, Inc. • 15 Compound Drive • Hutchinson, Kansas 67502-4349
• www.collinsind.com